                                                                 Exhibit 10.3

                              AMENDED AND RESTATED
                         STANDARD FORM COMMERCIAL LEASE

THIS AMENDED AND RESTATED STANDARD FORM COMMERCIAL LEASE (this "Lease"), is dated as of February 18, 2004, in which the LESSOR and LESSEE are the parties hereinafter named, and which relates to space in the building (the "Building") located at 31 St. James Avenue, Boston, Massachusetts. The parties to this instrument hereby agree with each other as follows:

1. BASIC LEASE PROVISIONS: The following set forth basic data and, where appropriate, constitute definitions of the terms hereinafter listed:

     A.   BASIC DATA.

               LESSOR: OMV Associates Limited Partnership, a Massachusetts limited partnership

               LESSOR'S Address: c/o Capital Properties Management, Inc., 31 Saint James Avenue, Boston, MA 02116

               LESSEE: The First Marblehead Corporation.

               LESSEE'S Original Address: The Prudential Tower, 800 Boylston Street - 34th Floor, Boston, MA 02199-8157

               LESSEE'S Notice Address (Section 20): The Prudential Tower, 800 Boylston Street - 34th Floor, Boston, MA 02199-8157, Attn: Chief Operating Officer.

               Premises Rentable Area: Agreed to be: (i) 45,500 rentable square feet located on the sixth floor of the Building as more particularly identified on Exhibit A ("Space A"); (ii) 45,500 rentable square feet located on the fourth floor of the Building as more particularly identified on Exhibit A ("Space B"); and (iii) 7,272 rentable square feet located on the fifth floor of the Building as more particularly identified on Exhibit A ("Space C"). The total rentable area in the Building leased to LESSEE pursuant to this Lease, all as more particularly identified on Exhibit A, is agreed to be 98,272 rentable square feet (the "Premises").

               Basic Rent (as the same may be adjusted and/or abated in accordance with the terms and conditions of this Lease):

               Subject to Section 4, commencing as of the Commencement Date and continuing to April 30, 2009:

                             Basic Rent Rate Per                                  Monthly
               Space        Rentable Square Foot      Annual Basic Rent         Installments
              Space A          $  29.50 / rsf          $  1,342,250.00          $ 111,854.17
              Space B          $  29.50 / rsf          $  1,342,250.00          $ 111,854.17
              Space C          $  20.00 / rsf          $    145,440.00          $  12,120.00
              -------          --------------          ---------------          ------------
          Total Premises             ----              $  2,829,940.00          $ 235,828.34

               Commencing on May 1, 2009, and continuing to April 30, 2014:

                             Basic Rent Rate Per                                  Monthly
               Space        Rentable Square Foot      Annual Basic Rent         Installments
              Space A          $  34.50 / rsf          $  1,569,750.00          $ 130,812.50
              Space B          $  34.50 / rsf          $  1,569,750.00          $ 130,812.50
              Space C              N/A                       N/A                     N/A
              -------              ---                       ---                     ---
          Total Premises           ----                $  3,139,500.00          $ 261,625.00

               Permitted Uses: General Office, call center, and related uses.

               Escalation Factor: 22.05%, as computed in accordance with the Escalation Factor Computation, which shall be adjusted to 20.41% if LESSEE exercises its termination option set forth in Section 39. To the extent the size of the Premises changes pursuant to this Lease, the Escalation Factor shall be adjusted accordingly.

                    Initial Term:

                                   Space A and B: Ten (10) years and one (1)
               month commencing on the Commencement Date and expiring on April 30, 2014.

                                   Space C:  Five (5)  years and one (1)  month
               commencing on the Commencement Date and expiring on April 30, 2009.

                    Security Deposit: None.

                    Base Operating Expenses: The Operating Expenses for the
               calendar year commencing January 1, 2004 and ending December 31, 2004.

                    Base Taxes: The actual real estate taxes assessed against
               the Property for the Tax Year commencing July 1, 2004 and ending June 30, 2005.

                    Electricity Cost: LESSEE shall pay for all electricity usage associated with electrical outlets, lighting and ordinary office equipment in Space A and Space B directly to the local provider for the Building. LESSOR represents to LESSEE that there are separate, direct meters that measure electricity for only Space A and for only Space B. LESSEE shall pay LESSOR with each monthly installment of Basic Rent a sum on account of LESSEE'S use of electricity within Space C for electrical outlets, lighting and ordinary office equipment, which monthly sum is equal to 1/12th of the product of $1.50 multiplied by the rentable square footage of Space C per annum (the "Electrical Factor"). The Electrical Factor is subject to change upon prior written notice to LESSEE in the event there is a change (decrease or increase) in the electrical rates paid by LESSOR after the date of this Lease.

                    Broker: Space A: Meredith & Grew and Codman Company Space B: Trammell Crow, Codman Company and CBRE
                                        Ellis - New England
                              Space C:  Codman Company

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          B.   ADDITIONAL DEFINITIONS.

                    Agent: Capital Properties Management, Inc., 31 St. James
               Avenue, Boston, Massachusetts 02116.

                    Business Days: 8:00 a.m. - 6:00 p.m. Monday through Friday and Saturday 9:00 a.m. through 1 p.m. except New Year's Day, President's Day, Patriot's Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving Day, Christmas Day (and the following Monday when any such day occurs on Sunday). Unless specifically referred to herein as Business Days, all references in this Lease to "days" shall mean calendar days.

                    Commencement Date: April 1, 2004

                    Common Areas: The lobbies, hallways, stairways, elevators, lavatories, and other portions of the Building and intended for common use by the lessees thereof.

                    Escalation Factor Computation: Rentable Area of the Premises
               divided by the Building's rentable area (445,765 square feet).

                    Guarantor: [Intentionally deleted in original]

                    Initial Public Liability Insurance: $3,000,000.00 per
               occurrence (combined single limit) for property damage, personal injury or death.

                    Property: The real property on which the Building is located and the Building and other improvements constructed thereon.

                    Extended Terms: As defined in Section 35.

                    Expansion Space: As defined in Section 36.

                    First Offer Space: As defined in Section 37.

2. PREMISES. A portion of the Building consisting of approximately 98,272 SQUARE FEET OF RENTABLE AREA ON THE FOURTH, FIFTH AND SIXTH FLOORS OF THE BUILDING AND SUBSTANTIALLY KNOWN AS SUITES 401, 550 & 601, as more particularly identified on the plan attached hereto as Exhibit A, together with the right to use in common, with others entitled thereto, the Common Areas. LESSEE shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week, subject to LESSOR'S security access controls.

3. TERM. The Initial Term of this Lease shall be as set forth in Section 1.A. The Initial Term, together with any Extended Term, is sometimes referred to herein as the "Term."

4.   BASIC RENT. LESSEE shall pay to LESSOR Basic Rent at the rate described in
Section 1 of this Lease, payable in advance on the first day of each month without deduction or set off, except as otherwise provided in this Lease, commencing on the Commencement Date; provided, however, Basic Rent attributable to 33,500 rentable square feet of Space B shall commence on June 1, 2004, and Basic

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Rent attributable to the remaining 12,000 rentable square feet of Space B shall commence on January 1, 2005.

5.   SECURITY DEPOSIT. [Intentionally Omitted in Original].

6.   ADDITIONAL RENT.

     A. TAX. If, in any tax year, the real estate taxes on the land and buildings, of which the Premises are a part, are in excess of the amount of the Base Taxes, as finally abated (hereinafter called the "Base Year"), LESSEE will pay to LESSOR, as additional rent hereunder, an amount equal to the product of the excess multiplied by the Escalation Factor. Said payment shall be made by LESSEE within thirty (30) days after LESSEE'S receipt of a (i) written statement from LESSOR calculating the amount due, and (ii) a copy of the real estate tax bill received by LESSOR for the tax year in question. Any such statement by LESSOR shall be binding and conclusive upon LESSEE unless, within ninety (90) days after that giving by LESSOR of such statement, LESSEE shall notify LESSOR that either (i) LESSEE disputes the correctness of such statement, specifying the particular respects in which the statement is claimed to be incorrect, or
(ii) LESSEE elects to exercise its audit rights under this Lease. If the LESSOR obtains an abatement of any real estate taxes for any year within the Term, LESSOR shall recalculate the amount that would have been due from LESSEE for said tax year. If such amount is less than the amount actually paid by LESSEE for said tax year, then LESSOR shall refund to LESSEE such excess payment, after deducting therefrom LESSEE'S share (based on the Escalation Factor) of reasonable fees and costs incurred in obtaining the same, if any. Notwithstanding the foregoing, "real estate taxes" hereunder shall exclude all municipal, state or federal income, capital levy, estate, succession, gift, inheritance, death or franchise taxes, and any late fees or late interest paid by LESSOR in connection with any failure to timely pay real estate taxes.

     B. OPERATING EXPENSES. If, in any calendar year, the Operating Expenses (as herein defined) for the Property, are in excess of the Base Operating Expenses, LESSEE will pay to LESSOR, as additional rent hereunder, an amount equal to the product of the excess multiplied by the Escalation Factor. Said payment shall be made by LESSEE within thirty (30) days after LESSEE'S receipt of a written statement from LESSOR itemizing the Operating Expenses for the calendar year in question, and calculating the amount due. Operating Expenses are defined for the purposes of this Lease as: the aggregate costs or expenses reasonably incurred by LESSOR with respect to the operation, administration, cleaning, repair, maintenance and management of the Property, including, without limitation, those items enumerated in Exhibit C attached to this Lease, subject, however, to the exclusions also enumerated in Exhibit C. Any such accounting by LESSOR shall be binding and conclusive upon LESSEE unless within ninety (90) days after that giving by LESSOR of such statement, LESSEE shall notify LESSOR that either (i) LESSEE disputes the correctness of such accounting, specifying the particular respects in which the accounting is claimed to be incorrect, or
(ii) LESSEE elects to exercise its audit rights under this Lease. For the purposes of calculating the Operating Expenses for any calendar year during the term of this Lease, including the calculation of the Base Operating Expenses, LESSOR agrees that those costs and expenses that fluctuate based on occupancy levels shall be calculated as if the Building was 95% occupied for any calendar year in which the actual occupancy of the Building is less than 95%.

     C. PAYMENT. At LESSOR'S option, payment of Additional Rent shall be on a monthly basis based on LESSOR'S good faith estimate of the real estate taxes and Operating Expenses for the following year. Following the end of each tax and calendar year, LESSOR shall provide LESSEE with a reconciliation detailing the total real estate taxes or Operating Expenses paid by LESSOR for the period in question and calculating the amount due from LESSEE. If the estimated payments are less than the

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actual amount due from LESSEE, LESSEE shall pay the additional amount within thirty (30) days after its receipt of the reconciliation. If the estimated payments are greater than the actual amount due from LESSEE, LESSOR shall credit to LESSEE the amount of the over payment against the installment(s) of Basic Rent and Additional Rent next succeeding LESSEE'S receipt of the reconciliation. In connection with any real estate tax reconciliation submitted by LESSOR, LESSOR shall attach thereto a copy of the real estate tax bill received by LESSOR for the tax year in question. Any reconciliation submitted by LESSOR shall be binding and conclusive upon LESSEE unless, within ninety (90) days after that giving by LESSOR of such reconciliation, LESSEE shall notify LESSOR that LESSEE disputes the correctness of such reconciliation, specifying the particular respects in which the reconciliation is claimed to be incorrect and whether LESSEE elects to exercise its audit rights under this Lease. The obligations of LESSOR and LESSEE under this Section 6.C shall survive the expiration or earlier termination of this Lease.

     D. AUDIT. In the event LESSEE elects to audit LESSOR'S statement or reconciliation of Operating Expenses or statement of real estate taxes in accordance with this clause, such audit must be (i) conducted by an independent nationally recognized accounting firm that is not being compensated by LESSEE on a contingency fee basis, and (ii) completed within ninety (90) days following LESSEE'S notice disputing the correctness of the statement of Operating Expenses. In lieu of employing a nationally recognized accounting firm, LESSEE may employ a nationally recognized real estate consultant approved by LESSOR, which approval may not be unreasonably withheld by LESSOR. If the audit discloses that LESSEE'S Additional Rent has been overstated, LESSOR shall revise the applicable components of the Additional Rent and, at LESSEE'S direction, shall either credit the overpayment made by LESSEE against the installments of Basic Rent and Additional Rent next succeeding the completion of such audit or refund the overpayment to LESSEE within thirty (30) days of the completion of such audit. Furthermore, all of the information obtained through the LESSEE'S audit with respect to financial matters (including, without limitation, costs, expenses, income) and any other matters pertaining to the LESSOR and/or the Property as well as any compromise, settlement, or adjustment reached between LESSOR and LESSEE relative to the results of the audit shall be held in strict confidence by LESSEE and its officers, agents, and employees; and LESSEE shall cause its auditor or consultant and any of its officers, agents, and employees to be similarly bound. As a condition precedent to LESSEE'S exercise of its right to audit, LESSEE must deliver to LESSOR a signed confidentiality agreement from the auditor or the consultant (in form acceptable to LESSOR and LESSEE) that provides that such information shall be held in strict confidence and shall not be revealed in any manner to any person except upon the prior written consent of LESSOR. Notwithstanding the foregoing, LESSOR agrees that such information may be disclosed to LESSEE'S advisers, consultants, and attorneys on a "need to know" basis, and may be disclosed by LESSEE in connection with any suit, proceeding or arbitration or other dispute resolution procedure relating to the amount due from LESSEE under this Section 6. LESSEE understands and agrees that this provision is of material importance to the LESSOR and that any violation of the terms of this provision shall result in immediate and irreparable harm to the LESSOR. LESSOR shall have all remedies allowed by law or equity if LESSEE, its officers, agents, or employees and/or the auditor violate the terms of this provision.

7.   UTILITIES.

     A. LESSEE shall pay, as they become due, all bills for electricity and other utilities that are furnished to the Premises and presently separately metered. Electricity furnished to portions of the Premises not separately metered shall be provided subject to a watt load of six (6) watts for lighting such space and for the operation of ordinary office equipment (the "Anticipated Usage Level"). LESSOR agrees (i) to provide all other utility service to the Premises, (ii) to furnish reasonably hot and cold water and reasonable heat and air conditioning to the Premises, the hallways, stairways, elevators, and lavatories during normal building business hours on regular Business Days as is reasonably required to maintain a reasonably comfortable temperature (68 degrees to 74 degrees Fahrenheit so long as the outside temperature does not exceed 95 degrees), (iii) to furnish elevator service, (iv) to light passageways, stairways, and other common areas during business hours, (v) to furnish security in the main lobby of the Building at all times, and (vi) to furnish janitorial and cleaning service to the Premises in accordance with the specifications attached hereto as Exhibit F, all subject to interruption due to any accident, to the making of repairs, alterations, or improvements, to labor difficulties, to inability to obtain fuel, electricity, service, or supplies from the sources from which they are usually obtained for said building, or to any cause beyond the LESSOR'S control. LESSOR shall use commercially reasonable efforts to restore any interruption of service in a commercially reasonable period of time.

     B. LESSOR shall have no obligation to provide utilities or equipment other than the utilities and equipment within the Premises as of the Commencement Date. In the event LESSEE requires additional utilities or equipment, the installation and maintenance thereof shall be the LESSEE'S sole obligation, provided that such installation shall be subject to the written consent of the LESSOR.

     C. LESSOR reserves the right to install separate meters to register the electricity usage in Space C, and in such event LESSEE shall pay for the cost of utility usage as metered and thereafter LESSEE shall not be required to pay those Operating Expenses otherwise attributable to such metered electricity usage. If LESSOR notifies LESSEE within thirty (30) days following the date of the installation of such meter that LESSEE'S consumption as metered exceeds the Anticipated Usage Level, then LESSEE shall promptly, within 20 days of demand, reimburse LESSOR for the cost of installation of meters and the maintenance and repair thereof. In any event, LESSOR may require LESSEE to reduce its consumption to the Anticipated Usage Level.

8. USE OF LEASED PREMISES. The LESSEE agrees to use the Premises in a manner consistent with the nature of the Building. The LESSEE shall use the Premises only for the purposes listed in Section 1 of this Lease.

9. COMPLIANCE WITH LAWS. The LESSEE acknowledges that no trade or occupation shall be conducted in the Premises or use made thereof which will be unlawful, unreasonably noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the Premises are situated. LESSEE agrees to comply with all such laws to the extent such compliance relates to any alterations or additions made to the Premises by LESSEE or to the specific manner in which LESSEE is using the Premises (as compared to the uses of the Premises as specified in Section 1A of this Lease); and LESSOR agrees to comply with all such laws to the extent LESSEE is not obligated to do so under the terms of this Section 9. LESSOR makes no representation that uses contemplated by the LESSEE are permitted by law, but LESSOR represents to LESSEE that the Premises is zoned for General Office Use.

10.  FIRE INSURANCE.

     A. (i) LESSEE shall not permit any use of the Premises which will make voidable any insurance on the property of which the Premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body, succeeding to its powers. LESSOR acknowledges and agrees that the use of the Premises for the Permitted Uses does not violate the provisions of the immediately preceding sentence.

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          (ii) The parties hereto acknowledge that, as of the date of this
Lease, asbestos containing material ("ACM") exists within Space B, and that LESSOR shall abate certain of the ACM as explicitly set forth in Exhibit H, as well as may be required in connection with the performance of LESSOR'S other work as set forth in Exhibit H. LESSEE shall not cause or permit the storage, use, generation, release or disposition of any hazardous materials in, on or about the property first existing after the date hereof by LESSEE, its agents, employees or contractors, other than customary office supplies in customary quantities. LESSEE will not permit the Premises to be used or operated in a manner that may cause the Premises or the Property to be contaminated by any hazardous materials in violation of any hazardous materials laws, including the exposure or disturbance of any ACM not subject to abatement by LESSOR pursuant to Exhibit H. LESSEE will immediately advise LESSOR in writing of (1) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened by or against LESSEE pursuant to any hazardous materials laws relating to any hazardous materials affecting the Premises; and (2) all claims made or threatened by any third party against LESSEE, LESSOR, the Premises or the Property which LESSEE has knowledge of relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any hazardous materials on or about the Premises. Without LESSOR'S prior written consent, LESSEE will not take any remedial action or enter into any agreement or settlements in response to the presence of any hazardous materials in, on, or about the Premises. Any ACM abatement, other than as set forth in Exhibit H or as required in connection with LESSOR'S performance of the work set forth in Exhibit H, necessitated as a result of LESSEE'S use, improvement of, alteration to or work in, the Premises, including, without limitation, the construction of the Work ("Additional ACM Work") shall be performed by LESSOR, and LESSEE shall promptly reimburse LESSOR for all such costs and expenses incurred by LESSOR in connection with any Additional ACM Work.

     B. LESSEE will be solely responsible for and will defend, indemnify and hold LESSOR, its agents, and employees harmless from and against all claims, costs, expenses, damages, and liabilities, including employees harmless from and against all claims, costs expenses, damages and liabilities, including reasonable attorneys' fees and costs, arising out of or in connection with LESSEE'S breach of the environmental provisions of this Section 10. LESSEE will be solely responsible for and will defend, indemnify, and hold LESSOR, its agents, and employees harmless from and against any and all claims, costs, and liabilities, including reasonable attorneys' fees and costs, arising out of or in connection with the removal, cleanup and restoration work and materials necessary to return the Premises and any other property of whatever nature located on the Property to their condition existing prior to the appearance of LESSEE'S hazardous materials on the Premises. LESSEE'S obligations under this
Section 10 will survive the expiration or other termination of this Lease.

     C. The LESSEE shall not use the Premises in any way that is inconsistent with the Permitted Use, which will cause an extra insurance premium. However, in the event that LESSEE does so, the LESSEE shall, on demand, reimburse the LESSOR all extra insurance premiums solely attributed to use of the Premises by LESSEE'S use of the Premises.

11. MAINTENANCE OBLIGATIONS. The LESSEE agrees to maintain the Premises, in good condition, damage by fire and other casualty, and ordinary wear and tear only excepted, and whenever necessary, to replace interior plate glass.

     A. LESSEE'S OBLIGATIONS. The Premises are now in good condition and the glass whole. The LESSEE shall not permit the Premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. LESSEE shall obtain written consent of LESSOR prior to placing any sign on the Premises that is visible from the exterior of the Premises. The LESSEE shall keep and maintain the Premises in good order and repair at its own expense unless such maintenance is LESSOR'S obligation under the terms of this Lease. The LESSOR shall at LESSEE'S expense and upon LESSEE'S request, furnish and install all replacement lamps, lighting tubes, bulbs and ballasts which may be required in the Premises during the terms hereof.

     B. LESSOR'S OBLIGATIONS. The LESSOR agrees to maintain the structure of the Building (including, without limitation, the roof, the exterior walls, the exterior windows and doors, the structural components, and the foundation), the Common Areas, the building systems (including, without limitation, the plumbing, electrical, mechanical, sprinkler, and fire safety systems), and the elevators in good condition and in a manner consistent with similar buildings in Boston, Massachusetts, reasonable wear and tear, damage by fire and other casualty only excepted, unless such maintenance is required because of the acts of LESSEE or those for whose conduct the LESSEE is legally responsible, then LESSEE agrees to reimburse LESSOR for the reasonable cost thereof, subject to the mutual waiver of subrogation provisions of this Lease. LESSOR shall never be liable for any failure to make repairs unless LESSEE has given notice to LESSOR of the need to make such repairs and LESSOR has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs. If, due to an event beyond LESSOR'S reasonable control, there is an interruption of any of the above services or any other services provided for in the Lease and such interruption continues for more than five (5) Business Days, such that as a result the Premises are rendered untenantable or unusable thereby, an appropriate proportion of the Basic Rent shall be abated to the extent that LESSEE'S use of the Premises is diminished by such interruption until such services are restored.

12. ADDITIONS & ALTERATIONS. LESSEE shall not make structural alterations or additions to the Premises or the building's systems, but may make non-structural alterations provided LESSOR consents thereto in writing, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, LESSEE shall have the right to paint, recarpet and perform other cosmetic-type alterations without obtaining LESSOR'S prior written consent; provided, however, in connection with such cosmetic-type alterations, LESSEE agrees to notify LESSOR of such alterations at least five (5) Business Days before the commencement of such alterations. All such allowed alterations shall be at LESSEE'S expense and shall be in quality at least equal to the present construction. The conditions and limitations applicable to LESSEE'S early access to Space B to perform the Work (as defined in Exhibit B) as set forth in Section 2(ii) of Exhibit B shall also apply to the construction, installation or performance of any alterations or additions to the Premises that require LESSOR'S prior consent. LESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the Premises for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record promptly without cost to LESSOR. If such lien is not discharged within fifteen (15) days after LESSEE has notice or knowledge of such filing of such lien, LESSEE shall furnish LESSOR, within such fifteen (15) day period, security satisfactory to LESSOR in the amount of 120% of the claim plus estimated costs to discharge the lien. Any alterations or improvements made by the LESSEE (other than movable trade fixtures not attached to the Premises, partitions, and office equipment) shall become the property of the LESSOR at the termination of occupancy as provided herein, and LESSEE shall have no obligation to remove the same.

13.  ASSIGNMENT & SUBLEASING.

     A. LESSEE shall not assign or sublet the whole or any part of the Premises without LESSOR'S prior written consent, such consent shall not be unreasonably withheld or conditioned. Notwithstanding such consent, LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this Lease. If SUBLESSEE or ASSIGNEE is

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paying rent at an amount greater than in this Lease, then 50% of the amount over, net of construction, tenant allowance, brokerage, architectural and attorney costs, as well as net of other similar, customary costs reasonably approved by LESSOR, shall be due to LESSOR as and when received by LESSEE. If an assignment or sublease is terminated, LESSEE shall pay to LESSOR 50% of any profit derived from the value of any security deposit, money, personal property, stock, or equity that LESSEE receives as a result of the terminated assignment or sublease. No assignment or sublease shall release LESSEE from, and LESSEE shall remain fully liable for, performance of LESSEE'S obligations under the lease. LESSEE shall not be permitted to sublease or assign to a tenant of the Building or to a prospective tenant of the Building if there is space in the Building that is then available for leasing that satisfies the square footage and lease term requirements of said tenant or prospective tenant. For the purposes of this Section, the term "prospective tenant" shall mean (i) any person or entity to whom LESSOR has submitted, or from whom LESSOR has received, a bona fide written proposal to lease space in the Building that is dated within thirty (30) days of the date of LESSEE'S sublease or assignment proposal, or
(ii) any person or entity that is actively negotiating a letter of intent or a lease with LESSOR. LESSEE shall not sublease more than 20% below the Net Economic Value (as defined in Section 37.C) of the then fair market rental value of such space, without LESSOR'S prior written consent, which consent shall not be unreasonably withheld or conditioned. LESSEE shall not sublease or assign to any tenant whereby the sublessee or assignees use violates the exclusive use of any tenant at the Building.

     B. If LESSEE requests LESSOR'S consent to a specific assignment or sublease, LESSEE will submit in writing to LESSOR (i) the name and address of the proposed assignee or subtenant; (ii) the business terms of the proposed assignment or sublease; (iii) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or subtenant, and as to the nature of its proposed use of the space; (iv) reasonable banking, financial, or other credit information reasonably and character of the proposed assignee or subtenant; (v) the proposed form of assignment (including lease assumption provisions) or sublease; and (vi) any other information reasonably required by LESSOR. Within twenty (20) days after receipt of all of such information, LESSOR shall notify LESSEE in writing whether LESSOR consents to the proposed assignment or sublease, or does not consent to the proposed assignment or sublease, or, if applicable, elects to exercise its recapture right under Section 13.C. If LESSOR consents to the proposed assignment or sublease, such notice shall include LESSOR'S execution or waiver of its termination right under Section 13.C.

     C. Notwithstanding anything to the contrary contained in this Section 13, in the event of an assignment of this Lease or a sublease of more than 30,000 rentable square feet of the Premises for a term co-terminus with the Term applicable to the subleased space, then, in addition to any rights contained herein, LESSOR may, at its sole discretion, give LESSEE written notice, within the twenty (20) day period set forth in Section 13.B, of LESSOR'S election to recapture the entire Premises in the case of an assignment, or to recapture the portion of the Premises being sublet in the case of a sublease. Such recapture shall be effective as of the effective date of the proposed assignment or the proposed sublease, as the case may be, as set forth in LESSEE'S letter requesting such consent to such assignment or sublease. From and after the effective date of the recapture, LESSEE'S right to possession of such portion of the Premise recaptured shall cease and this Lease shall thereupon be terminated as to such portion recaptured, and the parties hereto shall have no further rights or obligations under this Lease with respect to such recaptured space thereafter other than those obligations under this Lease of which Tenant is in default or that by their terms survive the termination of this Lease of such recaptured space.

     D. LESSOR consents to an assignment of this Lease or to a sublease of all or part of the Premises to one or more wholly-owned subsidiary of LESSEE (specifically, First Marblehead Education Resources, Inc. and TERI Marketing Services, Inc.) or the parent of LESSEE or to any corporation into or with which LESSEE may be merged or consolidated (collectively, "Affiliates") and to a sublease of not more than 10,000 rentable square feet to The Education Resources Institute, Inc.; provided that (a) LESSEE promptly provides LESSOR with a fully executed copy of such assignment or sublease; (b)LESSEE is not released from liability under this Lease; and (c) the assignee assumes in writing all of the obligations of LESSEE under this Lease. In connection with any of the foregoing permitted assignments or subleases, LESSOR acknowledges that LESSOR'S rights under Section 13(B) and 13(C) shall not apply and LESSOR shall not be entitled to collect any excess rent.

14. SUBORDINATION. This Lease shall be subject and subordinate to any and all mortgages, deeds of trust and trust and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the Property (collectively, a "Mortgage"), and the LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to such Mortgage provided LESSOR has obtained and delivered to LESSEE the written agreement of the holder of such Mortgage, in a form reasonably satisfactory to LESSEE, which provides that so long as LESSEE is not in default under this Lease (after the giving of any applicable notice and the expiration of any applicable cure period), (i) this Lease and LESSEE'S rights hereunder shall not be disturbed or interrupted in the event of the exercise of any of such holder's rights under said Mortgage, including any foreclosure or sale of the Building, and (ii) LESSEE shall not be made party to any action or proceeding to enforce any rights or remedies thereunder brought by said holder, unless required by law, in which event no affirmative relief shall be sought against LESSEE in such action or proceeding. In the event there is any Mortgage as of the date of this Lease, LESSOR agrees to obtain the aforesaid non-disturbance agreement from the holder thereof within ninety (90) days receipt of LESSEE'S written request for said agreement. LESSOR hereby represents to LESSEE that there is no ground lease or master lease affecting the Property or the Building as of the date of this Lease.

15. LESSOR'S ACCESS. The LESSOR or agents of the LESSOR may, at reasonable times and with reasonable notice, enter to inspect the Premises; exhibit the Premises to prospective purchasers, Lenders, or during the last twelve (12) months, tenants; determine LESSEE'S compliance with the Lease; remove placards and signs not approved and affixed as herein provided, and make repairs and alterations to the Premises and Property as LESSOR should elect to do. In exercising any of the foregoing rights, LESSOR shall take all commercially reasonable measures to minimize the disruption to or interference with LESSEE'S use and occupancy of the Premises. LESSOR shall use commercially reasonable efforts to provide LESSEE with notice prior to entering the Premises after normal business hours.

     16.  INDEMNIFICATION AND LIABILITY.

     A. Subject to the mutual waiver of subrogation provisions of this Lease, LESSEE shall defend, indemnify and hold LESSOR harmless from and against all claims, demands, causes of action, liabilities, losses, costs and expenses (collectively, "Claims") arising from or in connection with loss of life, bodily injury, property damage or other damage to any person or property resulting from the breach of this Lease, gross negligence or willful misconduct of LESSEE or LESSEE'S employees, agents, contractors, representatives or licensees, except to the extent LESSOR is compensated by proceeds of insurance maintained by LESSOR or LESSEE. LESSEE shall in no event be liable to LESSOR for indirect or consequential damages or for Claims caused by the negligence of LESSEE or its employees, agents, contractors, representatives or licensees.

     B. Subject to the mutual waiver of subrogation provisions of this Lease, LESSOR shall defend, indemnify and hold LESSEE harmless from and against all Claims arising from or in connection with loss of life, bodily injury, property damage or other damage to any person or property resulting from the breach of this Lease, gross negligence or willful misconduct of LESSOR or LESSOR's agents, contractors or employees, except to the extent LESSEE is compensated by proceeds of insurance maintained by LESSOR or LESSEE. LESSOR shall in no event be liable to LESSEE for indirect or consequential damages or for Claims caused by the negligence of LESSOR or LESSOR's agents, contractors or employees.

17.  INSURANCE.

     A. LESSEE shall maintain with respect to the Premises and the Property commercial general liability insurance on an occurrence basis with limits of liability in an amount not less than $3,000,000 combined single limit for each occurrence with respect to loss of life, bodily or personal injury and damage to property by water or otherwise, (ii) Workers Compensation insurance insuring against and satisfying LESSEE'S obligations and liabilities under the Workers Compensation Laws of Massachusetts and (iii) insurance against fire and such other perils as may be included in the then-current Insurance Services Office fire and special extended coverage insurance form on LESSEE's personal property in an amount adequate to cover their replacement cost. Said insurance shall be with responsible companies qualified to do business in Massachusetts and in good standing therein insuring LESSEE against injury to persons or damage to property as provided. With respect to the commercial general liability insurance, LESSOR and its managing agent shall be named as additional insured. LESSEE agrees to increase limits as LESSOR'S mortgagee reasonably requires, but not more frequently than once every three (3) years. The LESSEE shall deposit with the LESSOR certificates for such insurance at or prior to the commencement of the Initial Term, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled without at least ten (10) days prior written notice to each assured named therein.

     B. LESSOR shall maintain with respect to the Property of which the Premises are a part commercial general liability insurance on an occurrence basis with limits of liability in an amount not less than $3,000,000 combined single limit for each occurrence with respect to loss of life, bodily or personal injury and damage to property by water or otherwise, and Workers Compensation insurance insuring against and satisfying LESSOR'S obligations and liabilities under the Workers Compensation Laws of Massachusetts, in responsible companies qualified to do business in Massachusetts in good standing therein. LESSOR shall also maintain property casualty insurance coverage for the full replacement value of the building.

     C. LESSOR and LESSEE each hereby waive any and every claim for recovery from the other for any and all loss of or damage to the Building or Premises or to the contents thereof, which loss or damage is covered or is required by this Lease to be covered by physical damage insurance policies, to the extent that such loss or damage is recoverable under said insurance policies. Supplementing the foregoing, each party agrees to have included in its insurance policy insuring against loss, damage or destruction by fire or other casualty (in the case of LESSOR, its insurance on the Building, and in the case of LESSEE, its insurance on its personal property), a waiver of the insurer's right of subrogation against the other party to this Lease. If such waiver is not obtainable or is not enforceable, then such insurance policy shall contain an express agreement that such policy shall not be invalidated if LESSOR or LESSEE, whichever the case may be, waives the right of recovery against the other party to this Lease.

18. FIRE, CASUALTY, EMINENT DOMAIN. Should a substantial portion of the Premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, the LESSOR may elect to terminate this lease. When such fire, casualty, or taking renders the Premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the LESSEE may elect to terminate this lease if:

     (a) The LESSOR fails to give written notice within thirty (30) days of the event of its intention to restore Premises and the Common Areas of the Building to a condition substantially similar to the condition before the fire, casualty, or taking, or

     (b) The LESSOR fails to restore the Premises and the Common Areas of the Building to a condition substantially similar to the condition before the fire, casualty, or taking within ninety (90) days of said fire, casualty or taking, as such date may be extended ninety (90) days if LESSOR is diligently working to restore the Premises and extended an additional ninety (90) days for force majeure. LESSOR reserves, and the LESSEE grants the LESSOR, all rights which the LESSEE may have for damages or injury to the Premises for any taking by eminent domain, except for damage to the LESSEE'S fixtures, property, or equipment.

     Should less than a substantial portion of the Premises as determined by LESSOR be damaged by fire or other casualty, LESSOR shall restore the Premises. LESSOR shall restore the Premises to a condition substantially similar to the condition before the fire, casualty, or taking within ninety (90) days of said fire or casualty, as such date may be extended ninety (90) days if LESSOR is diligently working to restore the Premises. During the restoration period where a portion of the Premises is unsuitable for its intended use, a just and proportionate abatement of rent shall be made.

19.  DEFAULT AND BANKRUPTCY.

     A.   In the event that:

          (i) The LESSEE shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for five (5) Business Days after written notice thereof; or

          (ii) The LESSEE shall default in the observance or performance of any other of the LESSEE'S covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof (provided, however, if such default cannot be cured within said thirty
(30) day period, LESSEE shall not be deemed in default hereunder so long as LESSEE commenced the cure of such default within said thirty (30) day period and is diligently prosecuting such cure to completion in not more than an addition thirty (30) day period; or

          (iii) The LESSEE files or has filed against it in any bankruptcy, insolvency or reorganization petition, which petition is not dismissed within sixty (60) days or

          (iv) The LESSEE shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of LESSEE'S property for the benefit of creditors, or

          (v) Any attachment is made by LESSEE'S creditors of the leasehold interest outlined in this Lease; or

          (vi) LESSEE violates the terms of Section 13 "Assignment & Subleasing"; or

          (vii) A receiver is appointed to conduct LESSEE'S business (whether or not LESSOR has re-entered the premises) then the LESSOR shall have the right thereafter, while such default continues, as permitted by applicable law, to re-enter and take complete possession of the Premises, to terminate this lease, and remove the LESSEE'S effects without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The LESSEE shall indemnify the LESSOR against all loss of rent and additional rent and other payments which the LESSOR may incur by reason of such termination during the residue of the term.

     B. LESSOR'S REMEDIES. If any one or more events of default set forth above occurs, LESSOR may, at its election:

          (i) Give LESSEE written notice of LESSOR'S intention to terminate this Lease on the earliest date permitted by law or on any later date specified in such notice, in which case LESSEE'S right to possession of the Premises will cease and this Lease will be terminated, except as to LESSEE'S liability, as if the expiration of the term fixed in such notice were the end of the Term;

          (ii) Without further demand or notice, and without terminating this Lease, but in accordance with all applicable laws, reenter and take possession of the Premises or any part of the Premises, repossess the same, expel LESSEE and those claiming through or under LESSEE and remove the effects of both or either, using such force for such purposes as may be necessary, without being liable for prosecution, without being deemed guilty of any matter of trespass, and without prejudice to any remedies for arrears of Basic Rent or other amounts payable under this Lease or as. a result of any preceding breach of covenants or conditions; or

          (iii) Without further demand or notice, if the LESSEE shall default in the observance or performance of any conditions or covenants on LESSEE'S part to be observed or performed under or by virtue of any of the provisions in any article of this Lease, then, during the continuance of such default, LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the LESSEE. If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations insured, with interest at the rate of 18 per cent per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent. Any sums not paid when due shall bear interest at 18 percent per annum until paid. LESSEE shall pay an administrative fee if a check does not clear.

     If LESSOR elects to reenter as provided in subsection (ii) or if LESSOR takes possession pursuant to legal proceedings or pursuant to any notice provided by law, LESSOR may, from time to time, without terminating this Lease, relet the Premises or any part of the Premises in LESSOR'S or LESSEE'S name, but for the account of LESSEE, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as LESSOR, in its reasonable discretion, may determine, and LESSOR may collect and receive the rents from such reletting. However, all proceeds from such relettings shall be credited against LESSEE'S obligations. LESSOR will in no way be responsible or liable for any failure to relet the Premises, or any part of the Premises, or for any failure to collect any rent due upon such reletting; however, LESSOR shall take commercially reasonable measures to mitigate its damages to the extent required by law. No such reentry or taking possession of the Premises by LESSOR will be construed as an election on LESSOR'S part to terminate this Lease unless a written notice of such intention is given to LESSEE. No written notice from LESSOR under this Section or under a forcible or unlawful entry and detainer statute or similar law will constitute an election by LESSOR to terminate this Lease unless such notice specifically so states. LESSOR reserves the right following any such reentry or reletting to exercise its right to terminate this Lease by giving LESSEE such written notice, in which event this Lease will terminate as specified in such notice.

20. NOTICE. Any Notice from LESSOR to LESSEE relating to the Premises or to the occupancy thereof, shall be in writing and be deemed duly served, if mailed to the Notice Address in Section 1 of this Lease, registered or certified mail, return receipt requested, postage prepaid or by overnight carrier, addressed to LESSEE. Any Notice from LESSEE to LESSOR relating to the Premises or to the occupancy thereof, shall be in writing and be deemed duly served, if mailed to the LESSOR by registered or certified mail, return receipt requested, postage prepaid or by overnight carrier, addressed to the LESSOR at the address in
Section 1 of this Lease or such other address as the LESSOR may from time to time advise in writing. All cure periods under this Lease that are triggered by the giving of such notice shall be deemed to commence on the date the notice is received by the recipient or the date on which the recipient refuses delivery, whichever is applicable. All rent notices shall be paid and sent to the LESSOR at its notice address or such other address as may be designated by LESSOR.

21. SURRENDER. LESSEE shall at the expiration or other termination of this Lease remove all LESSEE'S personal goods and effects from the Premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the Premises). LESSEE shall deliver to the LESSOR the Premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the Premises, in good condition, ordinary wear and tear and damage by fire or other casualty excepted. In the event of the LESSEE'S failure to remove any of LESSEE'S property from the Premises, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE'S expense, or to retain same under LESSOR'S control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property. The LESSEE shall restore all damage to the Premises which may have occurred during the use of Premises or while vacating the Premises. Any items which the LESSEE installs, which replace items on the Premises when LESSEE took occupancy are deemed to be LESSOR'S property.

22. BROKERAGE. LESSEE warrants and represents that LESSEE has dealt with no broker other than the Brokers listed in Section 1 of this Lease in connection with the consummation of this Lease and, in the event of any brokerage claims against LESSOR predicated upon prior dealings with LESSEE, then LESSEE agrees to defend the same and indemnify LESSOR against any such claim. LESSOR agrees to pay the Brokers listed in Section 1 of this Lease any commission pursuant to separate agreements between LESSOR and such Broker(s), and to defend and indemnify LESSEE against any claim by such Broker(s) relating to said commission.

23. LESSOR'S LIABILITY. LESSOR is not personally liable under this Lease. LESSEE specifically agrees to look solely to the LESSOR'S equity then in the Property and to any insurance or condemnation proceeds received by LESSOR for recovery of any judgment from LESSOR it being specifically agreed that LESSOR (original or successor) shall never be personally liable for any such judgment or for the payment of any monetary obligation to LESSEE. The provisions contained in the foregoing sentence are not intended to, and shall not, limit any right the LESSEE might otherwise have to obtain injunctive relief against LESSOR or to take any action not involving the liability of LESSOR to respond in monetary damages from LESSOR'S assets other than from such property.

24. WAIVER. Failure on the part of the LESSOR or LESSEE to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be construed as a waiver by LESSOR or LESSEE, respectively, of its rights under this Lease. Further, no waiver at any time of the provisions of this Lease, by LESSOR or LESSEE shall be construed as a waiver of any of the other provisions of this Lease, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of LESSOR or LESSEE to, or of any action by the other requiring such consent or approval, shall not be construed to waive or render unnecessary LESSOR'S or LESSEE'S consent or approval to or of any subsequent similar act by the other.

25. STATUS REPORT. Recognizing that both parties may find it necessary to establish to third parties, from time to time, the then current status of performance hereunder, either party will, within ten (10) days after receipt of a request therefore, furnish a statement of the status of any matter pertaining to this Lease, including without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of the Lease.

26.  CONDITION AND AREA.

     A. LESSEE's retaining possession of Space A and Space C as of the Commencement Date shall be conclusive evidence that, subject to substantial casualty or taking by eminent domain occurring after the date hereof and prior to the Commencement Date, Space A and Space C were in good order and satisfactory condition when LESSEE retained possession as of the Commencement Date. LESSEE shall retain Space A and Space C in their "As Is" condition as of the Commencement Date, subject to substantial casualty or taking by eminent domain occurring after the date hereof and prior to the Commencement Date. LESSEE acknowledges that no representation regarding the condition of Space A or Space C or the Building has been made by or on behalf of LESSOR or relied upon by LESSEE. LESSEE agrees that LESSOR shall not be obligated to alter, remodel, decorate, clean or improve Space A or Space C or the Building (or to provide LESSEE with any credit or allowance for the same).

     B. Subject to LESSOR's substantial completion of certain of LESSOR'S work as set forth on Exhibit H, which LESSOR work LESSOR shall complete as soon as reasonably possible, Space B is being delivered strictly in an "As Is" condition, and LESSEE acknowledges that it has inspected Space B and found Space B to be satisfactory, subject only to LESSOR'S substantial completion of such LESSOR work. LESSEE shall construct the improvements to Space B in accordance with Exhibit B attached hereto. LESSOR and LESSEE acknowledge and agree that the LESSOR work set forth in Exhibit H designated as "COMPLETED" is complete and LESSOR has no remaining obligation with respect to such work.

27. LESSOR'S WARRANTY. LESSOR warrants and represents that it is the owner of record of the Property and that it has authority to grant the leasehold interest conveyed hereby.

28. SEVERABILITY. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to the extent the same shall be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

29. RECORDING. LESSEE agrees not to record this Lease, but, if the Term of this Lease (including any Extended Term) is seven (7) years or longer, each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease in recordable form and complying with applicable law and reasonably satisfactory to LESSOR and LESSEE. Such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

30. HOLDING OVER. Any Holding Over by LESSEE after the expiration of the Term of this Lease shall be treated as a tenancy at sufferance at a rate equal to 150% the Basic Rent then in effect plus

Additional Rent and other charges herein provided. LESSEE shall also pay to LESSOR all damages, direct and/or indirect, sustained by reason of any such holding over. Otherwise, such Holding Over shall be on the terms and conditions set forth in this Lease as far as applicable.

31. GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts, as the same may from time to time exist. No amendment, alteration, modification of, or addition to the Lease will be valid or binding unless expressed in writing and signed by LESSOR and LESSEE. LESSEE agrees to make any modifications of the terms and provisions of this Lease required and requested by any lending institution providing financing for the Building, or Property, as the case may be, provided that no such modifications will adversely affect LESSEE'S rights and obligations under this Lease.

32.  RELOCATION. [Intentionally deleted in original].

33. AMENDED AND RESTATED AGREEMENT; ENTIRE AGREEMENT. This Lease amends, restates and supercedes that certain Standard Form Commercial Lease dated as of October 18, 2002, by and between the parties hereto for Space A and that certain Standard Form Commercial Lease dated April 25, 2003, as amended, by and between the parties hereto for Space C, and such leases shall be deemed automatically null and void, and of no further force or effect as of the date of this Lease. This Lease and the Exhibits made a part hereof contain the entire and only agreement between the parties for the Premises for the Term, and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. LESSEE acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that the LESSEE in no way relied upon any other statements or representations, written or oral. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

34. RULES & REGULATIONS. LESSEE, its employees, agents, licensees, and visitors will at all times, observe faithfully, and comply strictly with, the Rules and Regulations set forth in Exhibit E. LESSOR may from time to time reasonably amend, delete, or modify existing Rules and Regulations, or adopt reasonable new Rules and Regulations for the use, safety, cleanliness, and care of the Premises and the Property, and the comfort, quiet, and convenience of occupants of the Property, provided such amendments, deletions, modifications, or new rules do not reduce the services to be provided by LESSOR under this Lease, restrict LESSEE'S access to the Premises, or otherwise interfere with LESSEE'S use and occupancy of the Premises in the manner contemplated by this Lease. Modifications or additions to the Rules and Regulations will be effective upon thirty (30) days' prior written notice to LESSEE from LESSOR. In the event of any breach of any Rules or Regulations beyond applicable notice and cure periods or any amendments or additions to such Rules and Regulations, LESSOR will have all remedies that this Lease provides for default by LESSOR, and will in addition have any remedies available at law or in equity, including the right to enjoin any breach of such Rules and Regulations. LESSOR will not be liable to LESSEE for violation of such Rules and Regulations by any other tenant, its employees, agents, visitors, or licensees or any other person. In the event of any conflict between the provisions of this Lease and the Rules and Regulations, the provisions of this Lease will govern. LESSOR covenants and agrees that all Rules and Regulations shall be uniformly applied and enforced.

35.  OPTION TO EXTEND.

     A. Provided that at the time of such exercise (i) there then exists no Default of LESSEE beyond applicable notice and cure periods, and (ii) this Lease is then in full force and effect, LESSEE shall have the right and option to extend the Initial Term for Spaces A and B for two (2) successive periods of five (5) years each (each, an "AB Extended Term"). The first AB Extended Term shall commence on the day immediately succeeding the expiration date of the Initial Term for Spaces A and B, and shall end on the day immediately preceding the fifth anniversary of the first day of such AB Extended Term, and the second AB Extended Term shall commence on the day immediately succeeding the expiration date of the first AB Extended Term, and shall end on the day immediately preceding the fifth anniversary of the first day of such second AB Extended Term. LESSEE shall exercise such options to extend by giving written notice to LESSOR of its desire to do so not later than twelve (12) months prior to the expiration date of the Initial Term for Spaces A and B or the first AB Extended Term, as the case may be. Provided the conditions of clauses (i) and (ii) of this Section shall have been satisfied, the giving of such notice by LESSEE shall automatically extend the Term for Spaces A and B for the particular AB Extended Term, and no instrument of renewal need be executed. In the event that LESSEE fails to give such notice to LESSOR, this Lease shall automatically terminate at the end of the Initial Term for Spaces A and B or the first AB Extended Term, as the case may be, and LESSEE shall have no further option to extend the Term for Spaces A and B. It is agreed that time is of the essence with respect to the giving of such notice. The AB Extended Terms shall be on all the terms and conditions of this Lease, except that (I) the option to extend the Term for Spaces A and B as set forth in this Section shall be deleted (except that the option to exercise the second AB Extended Term shall continue to be effective in accordance with this Section during the first AB Extended Term),
(II) the Basic Rent for the AB Extended Terms shall be at 95% of fair market value as designated by LESSOR by written notice to LESSEE within sixty (60) days of receipt of notice from LESSEE and (III) Base Operating Expenses and Base Taxes shall be calendar year 2014 and fiscal year 2015, respectively, for the first AB Extended Term, and calendar year 2019 and fiscal year 2020, respectively, for the second AB Extended Term. If LESSEE disagrees with such designation of fair market value (the "Designation"), LESSEE shall by written notice, advise LESSOR of such disagreement; otherwise LESSEE shall conclusively be deemed to have agreed to such Designation.

     B. Provided that at the time of such exercise (i) there then exists no Default of LESSEE beyond applicable notice and cure periods, and (ii) this Lease is then in full force and effect, LESSEE shall have the right and option to extend the Initial Term for Space C for three (3) successive periods of five (5) years each (each, a "C Extended Term"). The AB Extended Terms and the C Extended Terms are sometimes referred to herein individually or collectively as an "Extended Term" or the "Extended Terms". The first C Extended Term shall commence on the day immediately succeeding the expiration date of the Initial Term for Space C, and shall end on the day immediately preceding the fifth anniversary of the first day of such C Extended Term. The second C Extended Term shall commence on the day immediately succeeding the expiration date of the first C Extended Term, and shall end on the day immediately preceding the fifth anniversary of the first day of such second C Extended Term. The third C Extended Term shall commence on the day immediately succeeding the expiration date of the second C Extended Term, and shall end on the day immediately preceding the fifth anniversary of the first day of such third C Extended Term. LESSEE shall exercise such options to extend by giving written notice to LESSOR of its desire to do so not later than twelve (12) months prior to the expiration date of the Initial Term for Space C or the first or second C Extended Term, as the case may be. Provided the conditions of clauses (i) and (ii) of this Section shall have been satisfied, the giving of such notice by LESSEE shall automatically extend the Term for Space C for the particular C Extended Term, and no instrument of renewal need be executed. In the event that LESSEE fails to give such notice to LESSOR, this Lease shall automatically terminate at the end of the Initial Term for Space C or the first or second C Extended Term, as the case may be, and LESSEE shall have no further option to extend the Term for Space C. It is agreed that time is of the essence with respect to the giving of such notice. The C Extended Terms shall be on all the terms and conditions of this Lease, except that (I) the option to extend the Term for Space C as set forth in this Section shall be deleted (except that the option to exercise the second and third C Extended Terms shall continue to be effective in accordance with this Section during the first and second C Extended Terms, respectively), (II) the Basic Rent for the C Extended Terms shall be at 95% of fair market value as designated by LESSOR by written notice to LESSEE within sixty (60) days of receipt of notice from LESSEE and
(III) Base Operating Expenses and Base Taxes shall be calendar year 2009 and fiscal year 2010, respectively, for the first C Extended Term, calendar year 2014 and fiscal year 2015, respectively, for the second C Extended Term, and calendar year 2019 and fiscal year 2020, respectively, for the third C Extended Term. If LESSEE disagrees with such designation of fair market value (the "Designation"), LESSEE shall by written notice, advise LESSOR of such disagreement; otherwise LESSEE shall conclusively be deemed to have agreed to such Designation.

     C.   In the event that the parties hereto are unable to agree within thirty
(30) days after LESSOR'S receipt of LESSEE'S notice of disagreement, then each Party shall appoint a reputable, independent appraiser, who is a member of the Member Appraisal Institute of the American Institute of Real Estate Appraisers and who has at least ten (10) years of experience appraising commercial office space in Massachusetts. Each appraiser so appointed shall be instructed to determine independently the fair market value and then confer. If the two appraisers are unable to determine a fair market value acceptable to both parties within forty-five (45) days after their appointment, they shall appoint a third appraiser and deliver to said third appraiser their final fair market value calculations. The third appraiser shall select the calculation that it believes is the closest to the then fair market value of the Premises. The Designation of this appraiser shall be considered final.

36.  EXPANSION OPTION.

     A. Provided that at the time of such exercise (i) there then exists no Default of LESSEE beyond applicable notice and cure periods, and (ii) this Lease is then in full force and effect, LESSEE shall have the right to lease between 10,000 to 20,000 additional contiguous rentable square feet in the Building (the "Expansion Space") by delivering written notice to LESSOR of LESSEE'S intent to lease the Expansion Space on or prior to December 1, 2004. Within ten (10) Business Days following receipt of such notice, LESSOR shall notify LESSEE of the exact size and location of the Expansion Space, which size and location shall be determined by LESSOR in its sole and absolute discretion. Basic Rent attributable to the Expansion Space shall be payable commencing as of the earlier to occur of (i) the date that LESSEE occupies the Expansion Space for the conduct of its business or (ii) March 16, 2005. The failure of LESSEE to notify LESSOR of LESSEE'S election to lease the Expansion Space as set forth in this Section shall be deemed to be an election by LESSEE not to lease Expansion Space.

     B. If LESSEE elects to lease the Expansion Space pursuant to this Section, the Expansion Space shall be leased upon the same terms and conditions applicable to Spaces A and B as contained in this Lease, except that: the term of such Expansion Space shall, at LESSEE's option, expire either on the fifth
(5th) anniversary of the commencement date of LESSEE's lease of the Expansion Space or the expiration of the Term of Spaces A and B; and that LESSOR shall not be obligated to perform any work or improvements to the Expansion Space or to provide any allowance or other financial contribution other than, in the event of a five (5) year term, $37.00 per rentable square foot of Expansion Space, and in the event of a term in excess of seven (7) years, $40.00 per rentable square foot of Expansion Space. Upon LESSEE's election to lease the Expansion Space, LESSEE shall, within twenty (20) Business Days thereafter, execute an amendment to this Lease on a form provided by LESSOR adding the Expansion Space to this Lease and otherwise reflecting the terms of this Section. Should LESSEE fail to execute such amendment within such twenty (20) day period, such failure shall, at LESSOR's election, constitute a waiver of LESSEE's right to lease the Expansion Space pursuant to this Section.

37.  RIGHT OF FIRST OFFER.

     A. If at any time during the Term of this Lease, LESSOR shall desire to lease any space consisting of 10,000 rentable square feet or larger located on the second (2nd) through eleventh (11th) floors of the Building (the "First Offer Space") after any pre-existing rights, LESSOR shall notify LESSEE and set forth the terms and conditions on which LESSOR is willing to lease the First Offer Space (the "Proposal"), including, without limitation, rent, term (subject to a five (5) year minimum term), build-out allowance and other incentives or inducements to lease, if any. LESSEE may not at any time during the Term lease in excess of 60,000 rentable square feet of First Offer Space and Expansion Space in the aggregate. Provided that at the time of such exercise (i) there then exists no Default of LESSEE beyond applicable notice and cure periods, (ii) this Lease is then if full force and effect and (iii) LESSEE has not subleased to any non-Affiliates in excess of 30,000 rentable square feet of the Premises in the aggregate, LESSEE may, by giving notice in writing to LESSOR within seven
(7) Business Days after receipt of LESSOR'S notice, elect to lease the First Offer Space on the terms so offered by LESSOR as set forth in the Proposal. If LESSEE shall so elect to lease the First Offer Space, it shall enter into an amendment to this Lease incorporating the terms contained in the Proposal within twenty (20) Business Days after LESSEE'S receipt of said amendment from LESSOR. If LESSEE shall not elect to lease the First Offer Space within such seven (7) Business Day period, or shall fail to enter into such amendment to this Lease within such twenty (20) day period, LESSEE shall have no further rights under this Section with respect to the First Offer Space and LESSOR shall be free to lease any or all of such space to other parties, subject to the provisions of
Section 37.B.

     B. If LESSEE rejects or is deemed to have rejected the Proposal, then the right of first offer as set forth in this Section 37 shall be deemed to have terminated, and LESSOR shall thereafter be entitled to lease the First Offer Space to any other party without any further obligation to LESSEE hereunder, provided LESSOR shall not consummate a lease for the First Offer Space with any other party if such lease has a Net Economic Value (as hereinafter defined) that is less than ninety percent (90%) of the Net Economic Value stated in the Proposal. "Net Economic Value" shall be deemed to mean the average gross rent payable over the term of such other party's lease, less LESSOR'S costs for any leasehold improvements, leasing commissions and other concessions or inducements amortized over the term of such lease. If the Net Economic Value of the proposed lease with such other party is less than ninety percent (90%) of the Net Economic Value stated in the Proposal, then in accordance with and subject to
Section 37.A, Landlord shall issue another proposal to LESSEE incorporating the terms and conditions set forth in such proposed lease with such other party, and
Section 37.A shall govern LESSEE'S consideration of such additional proposal.

     C. Notwithstanding anything to the contrary contained in this Section, LESSOR acknowledges and agrees that LESSEE'S right of first offer shall continue to exist during the entire Term of this Lease, and that LESSEE'S failure to exercise such right with respect to any First Offer Space shall not affect LESSEE'S right to exercise such right with respect to any subsequent First Offer Space. LESSEE'S failure to exercise said right with respect to any First Offer Space shall not be deemed to extinguish said right with respect to any other First Offer Space.

38. MISCELLANEOUS. LESSEE shall have the exclusive use of the Caterpillar model SR-4 emergency generator and related equipment (collectively, the "Emergency Generator") located in storage room B-24 in the basement of the Building. LESSOR and LESSEE acknowledge that the Emergency Generator is being leased to LESSEE in "as is" condition. In exchange for the exclusive use of the Emergency Generator, LESSEE shall pay to LESSOR a monthly fee (the "Emergency Generator Fee") in the amount of $167.00 during the Initial Term and any Extended Terms of this Lease. LESSEE shall at all times maintain a preventative maintenance contract for the Emergency Generator; attached hereto as Exhibit H is a complete photocopy of the current contract maintained by LESSEE. LESSEE shall maintain at LESSEE'S sole cost and expense a preventative maintenance program for the specialty heat pump units located in the Premises as well as the associated rooftop equipment that services LESSEE'S server rooms.

39. LESSEE SPACE C TERMINATION RIGHT. Provided that at the time of such exercise (i) there then exists no Default of LESSEE beyond applicable notice and cure periods, and (ii) this Lease is then in full force and effect, LESSEE may terminate the lease of Space C by providing LESSOR with written notice of such determination to terminate ninety (90) days prior to the desired termination date, together with the Termination Fee (as hereinafter defined), and LESSEE'S lease of Space C shall terminate on the ninetieth (90th) day following delivery of such notice to LESSOR and the parties hereto shall have no further rights or obligations under this Lease with respect to Space C thereafter other than those that by their terms survive the termination of the lease of Space C, if any. The "Termination Fee" shall be a sum equal to the unamortized leasing commissions payable in connection with Space C, calculated by amortizing such leasing commissions over five (5) years as if repaid in equal monthly installments at the rate of 10% per annum.

40. SIGNAGE. If at any time during the Term, LESSEE leases and actually occupies in excess of 135,000 rentable square feet in the Building, then LESSEE shall be entitled, at its sole cost and expense and subject to the terms and conditions of this Section, to place one (1) brass plaque at each of the three
(3) exterior entrances to the Building. The placement, content and all other aspects of such plaques shall be subject to all applicable law, any additional local signage requirements, including those of any historic commission, LESSOR's review and such other signage requirements that LESSOR in its sole and absolute discretion may impose from time to time. The parties intend that such plaques shall be similar in scale and design to the Houghton Mifflin plaque existing at 222 Berkley Street as of the date hereof.

IN WITNESS WHEREOF, the said parties hereunto set their hands and seals as of the date above.

LESSEE:                                      LESSOR:

FIRST MARBLEHEAD CORPORATION                 OMV ASSOCIATES
                                             LIMITED PARTNERSHIP
By: /s/ Ralph M. James
    ------------------------------------
    Ralph M. James                           By:   Park Square Corporation
    President and Chief Operating Officer          Its General Partner

                                                   By:  /s/ Richard D. Cohen
                                                        ------------------------
                                                        Richard D. Cohen
                                                        Its President

                                    EXHIBIT A

                                    Premises
              (Sixth Floor Stacking Plan, The Park Square Building)

                                    EXHIBIT B

                                   Work Letter

     In consideration of the mutual covenants contained herein and in the Lease, LESSOR and LESSEE agree as follows:

1.   PLANS AND SPECIFICATIONS.

     (i) No later than February 18, 2004, LESSEE shall submit to LESSOR the plans and specifications (the "Plans") for the leasehold improvement work to be completed in Space B by LESSEE (the "Work"), together with a construction schedule and budget for the Work. The Plans shall include the following types of plans and specifications: (1) architectural; (2) structural; (3) mechanical; (4) plumbing; and (5) electrical.

     (ii) LESSOR shall have five Business Days following receipt of any progress set or other portion of the Plans to approve or disapprove such progress set or portion of the Plans. LESSEE shall deliver two (2) sets of any progress set or portion of the Plans submitted to LESSOR for approval. Failure by LESSOR to respond within said five-day period shall be deemed approval of such progress set or portion of the Plans. If such progress set or portion of the Plans is disapproved, then LESSOR shall inform LESSEE of the reasons for such disapproval, after which LESSEE shall have five days to submit revisions to LESSOR. LESSEE shall not unreasonably refuse to satisfy any objection of LESSOR to the Plans or any portion thereof. If LESSOR disapproves of the revised progress set or portion of the Plans, then LESSEE shall have an additional five days to submit revisions to such revised progress set or portion of the Plans, and such obligation to submit such revisions within five days of LESSOR's disapproval shall continue until such progress set or portion of the Plans are approved by LESSOR. The Plans, when approved by LESSOR, shall be initialed by both parties and attached to this Lease as EXHIBIT B-1.

     (iii) Once the Plans are initialed by both parties, there shall be no material changes to the Plans without notice to LESSOR. No change in the Plans that affects the Building Systems or the exterior or structural elements of the Building shall be made without the consent of LESSOR, which consent shall not be unreasonably withheld or conditioned. Any requests for LESSOR approval of changes shall be accompanied by such information as LESSOR may reasonably require to evaluate such requests. No material change to the Plans shall substitute material or workmanship of lesser quality than is stipulated in the Plans, unless otherwise approved by LESSOR. LESSOR shall have ten days following receipt of requested changes to the Plans to approve or disapprove such changes. Failure by LESSOR to respond within said ten-day period shall be deemed approval of the changes. If the changes are disapproved, then LESSOR shall inform LESSEE of the reasons for such disapproval, after which LESSEE shall have ten days to submit revised changes to the Plans. LESSEE shall not unreasonably refuse to satisfy any objection of LESSOR to such changes to the Plans. If LESSOR disapproves the revised changes to the Plans, then LESSEE shall have an additional five days to submit revised changes to the Plans, and such obligation to submit revised changes to the Plans within five days of LESSOR's disapproval shall continue until the changes to the Plans are approved by LESSOR.

     (iv) LESSEE'S architect shall be Margulies & Associates (the "Architect"). LESSEE's general contractor shall be Shawmut Design and Construction (the "General Contractor"). LESSEE shall not change the Architect or the General Contractor without LESSOR's consent, which consent may be withheld in LESSOR's sole and absolute discretion. Within ten days after LESSOR approves or is deemed to have approved the Plans, LESSEE shall submit the contracts of the Architect and the General Contractor to LESSOR for its approval, which approval shall not unreasonably be withheld or delayed. Upon LESSOR's request, LESSEE shall provide conditional assignments (contingent upon LESSEE's default under this Lease) to LESSOR of LESSEE's interest in all contracts or agreements with the Architect and the General Contractor.

     (v) Landlord's review of the Plans shall be for its sole purpose and shall not imply Landlord's warranty of the same, nor obligate Landlord to review the same, for quality, design, compliance with building code or any other applicable law, or other like matters, nor imply that in Landlord's opinion, the Tenant-Built Improvements may be constructed within the Tenant-Built Improvements budget. Accordingly, notwithstanding that the Plans are reviewed and approved by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant, the Architect or the General Contractor by Landlord or Landlord's space planner, architect, engineers and consultants, Landlord shall be neither the guarantor of, nor have any liability whatsoever in connection therewith, and shall not be responsible for any omissions or errors contained in the Plans.

     (vi) LESSEE shall cause performance and payment bonds in amounts, on forms and with sureties reasonably satisfactory to LESSOR, to be obtained by the General Contractor as soon as reasonably practicable following the commencement of construction of the Work and to be maintained in full force and effect until the completion of the Work and delivery to LESSOR of final lien waivers from each subcontractor and supplier who supplied materials or services to Space B during construction of the Work; provided, however, that LESSEE shall not be obligated to deliver final lien waivers with respect to any lien that is recorded against the Property as a direct result of LESSOR's failure to fund an Improvement Advance as provided herein. All bonds shall name LESSOR as a dual obligee. LESSOR shall not be obligated to fund any Improvement Advance unless evidence of the existence of such performance and payment bonds has been delivered to LESSOR.

2.   DELIVERY OF PREMISES; COMMENCEMENT OF CONSTRUCTION AND SUBSTANTIAL
     COMPLETION.

     (i) LESSOR shall deliver to LESSEE Space B ready for LESSEE's construction of the Work on or prior to the date of the Lease (the "Delivery Date"). If, as a result of matters within the reasonable control of LESSOR and not as a result of Force Majeure or any LESSEE action or inaction, LESSOR is unable to deliver possession to LESSEE of any portion of Space B on or prior to the Delivery Date, then this Lease shall not be void or voidable, and LESSOR shall have no liability for loss or damage resulting therefrom; provided, however, if such delays exceed 180 days, then either LESSOR or LESSEE upon notice to the other may terminate this Lease without liability to either party. Notwithstanding anything contained in this Exhibit or the Lease to the contrary, the Lease is subject to any existing lease or tenancy of Space B, and LESSOR shall not be liable to LESSEE for LESSOR's inability to deliver possession of Space B to LESSEE as provided in this Section by reason of the occupancy of Space B by any other person or entity. LESSOR, however, shall take such action as may be reasonably required to obtain possession of Space B.

     (ii) LESSEE may access Space B after the Delivery Date and prior to the Commencement Date for the purpose of inspecting Space B and for preparing for and then constructing the Work. Notwithstanding that LESSEE's activities under this Work Letter shall occur prior to the Commencement Date, all of the terms, covenants, conditions and provisions of the Lease shall apply to such early access, with the exception of the obligation to pay Basic Rent, except as otherwise provided in Section 2(i) hereof. Additionally, such early access to Space B by LESSEE and its agents, contractors and employees is further conditioned upon such other requirements as LESSOR may prescribe, including the following:

            (a) LESSEE shall give to LESSOR not less than three (3) days' prior written notice of its request to have such access to Space B. LESSEE shall provide LESSOR with weekly work reports containing the following: (1) a description of and schedule for the Work to be performed by those persons and entities for whom and which such access is being requested; (2) the names and addresses of all contractors, subcontractors and material suppliers for whom and which such early access is being requested and the approximate number of individuals, itemized by trade, who will be present in Space B; (3) copies of all contracts pertaining to the performance of the Work; (4) copies of all plans and specifications pertaining to the Work; (5) copies of all licenses and permits required in connection with the performance of the Work; (6) certificates of insurance (in amounts and with insured parties satisfactory to LESSOR) and instruments of indemnification against all claims, costs, expenses, damages and liabilities which may arise in connection with the Work; and (7) such payment and performance bonds in such amounts and in such form and substance and with such sureties as LESSOR may require in its sole and absolute discretion.

            (b) Such early access shall be subject to scheduling by LESSOR and such other rules and regulations as may be prescribed by LESSOR, including the rules and regulations attached to the Lease as EXHIBIT E.

            (c) In performing the Work, LESSEE's agents, contractors, workmen, mechanics, suppliers and invitees shall work in harmony, and not interfere, with LESSOR, the other tenants of the Building or their respective agents, including LESSOR's work in other premises and in common areas of the Building, or with the general operation of the Building. If at any time such early access or entry shall cause or threaten to cause such disharmony, LESSOR may withdraw such permission for early access upon twenty-four (24) hours' prior written notice to LESSEE.

            (d) In performing the Work, if LESSEE discovers evidence of asbestos, lead-based paint or other hazardous materials that require abatement or remediation management, then LESSEE shall immediately notify LESSOR of such discovery. LESSOR shall thereafter shall adopt an appropriate abatement or remediation program that complies with all applicable federal, state and local laws and regulations, and LESSOR shall be promptly reimbursed for all costs and expenses incurred by LESSOR and its agents and contractors in connection with such abatement or remediation program. LESSOR shall be responsible for any cost or expenses incurred in connection with any abatement or remediation arising in connection with LESSOR'S work as set forth on Exhibit H.

            (e) LESSOR shall not be liable for any injury, loss or damage which may occur to any of LESSEE's Work or other installations made in Space B or to property placed therein prior to the Commencement Date, the same being at LESSEE's sole risk and liability. LESSEE shall be liable to LESSOR for any damage to Space B or to any portion of the Work caused by LESSEE or any of LESSEE'S employees, agents, contractors, workmen or suppliers. In the event the performance of the work by LESSEE, its agents, employees or contractors causes extra costs to LESSOR or requires the use of elevators during hours other than 8:00 a.m. to 4:30 p.m. on Monday through Friday (except holidays), LESSEE shall reimburse LESSOR for the entire extra cost and the cost incurred by LESSOR for the engineers or operators under applicable union regulations or

                 CONTRACTS; PROVIDED, HOWEVER, IF OTHER CONTRACTORS ARE USING THE ELEVATORS AFTER HOURS AS WELL, SUCH COSTS SHALL BE ALLOCATED AMONG THE PARTIES USING THE ELEVATORS.

     (iii) LESSEE shall construct the Work in accordance with the Plans and all applicable zoning, building, health, safety, environmental and other governmental regulations and shall pursue construction of the Work in a good and workmanlike manner diligently to completion, and shall not substantially cease construction for any period of ten consecutive business days except as LESSOR for cause shown may consent, which consent shall not be unreasonably withheld or delayed.

     (iv) If LESSOR shall give LESSEE notice of a material defect in the Work or of a material departure from the Plans not approved by LESSOR, then LESSEE shall, within 20 days of receipt of such notice, take all necessary steps to cure such material defect or material departure from the Plans, or if such steps cannot be completed within such time, then LESSEE shall commence such steps within such 20-day period and continue diligently to complete them until completion.

     (v) LESSEE shall use its best efforts to substantially complete the Work as soon as reasonably possible. The Work shall be deemed substantially completed upon:

            (1) Issuance of a certificate of occupancy by the appropriate local authority for the Work which permits lawful occupancy of Space B by LESSEE (the "CO");

            (2) Receipt by LESSOR of certifications by the Architect and the General Contractor that (A) the Work has been substantially completed in accordance with the Plans and stating those respects in which the Work remains incomplete, (B) the Work has been satisfactorily integrated into, and are otherwise compatible with, the Building and the Building Systems so that LESSOR may fulfill its obligations to LESSEE pursuant to the terms and provisions of this Lease, (C) all utilities and like services have been connected and are operational and (D) Space B is ready for occupancy;

            (3) Delivery to LESSOR of lien waivers and an affidavit and indemnity agreement from the General Contractor reasonably satisfactory to LESSOR stating that no claim against Space B remains unsatisfied, and of a certification of the General Contractor that it has obtained final lien waivers from each subcontractor and supplier supplying materials or services to Space B;

            (4)  Completion of an inspection of the Work by LESSOR confirming
(A) substantial completion of the Work in accordance with the Plans, and (B) satisfactory integration and compatibility of the Work into and with the Building and the Building Systems so that LESSOR may fulfill its obligations to LESSEE pursuant to the terms and provisions of this Lease; and

            (5) Within thirty (30) days after the Work is deemed substantially complete, delivery to LESSOR of two sets of final "as built" versions of the Plans.

     (vi) If substantial completion of the Work is delayed due to any act or omission of LESSEE or LESSEE's representatives, including any delays by LESSEE in the submission of plans, drawings, specifications or other information or in approving any working drawings or estimates or in giving any authorization or approval, then the Work shall be deemed substantially completed on the date when it would have been ready, but for such delay.

     (vii) LESSEE shall cause all warranties and guarantees, if any, with respect to the Work to name or be for the benefit of both LESSEE and LESSOR, as their respective interests may appear.

3.   IMPROVEMENT ADVANCES.

     Except as otherwise set forth in this paragraph, LESSEE hereby covenants with LESSOR that LESSEE shall promptly and fully pay for all costs and expenses incurred in connection with the Work. LESSOR shall contribute to a portion of the cost of the Work in an amount not to exceed $1,888,250.00 (the "Allowance"). If the cost of the Work exceeds the Allowance, then LESSEE shall be responsible for and pay such excess. Subject to the conditions contained herein, portions of the Allowance may be advanced to LESSEE on and after _______________, 2004, as the Work is completed (each, an "Improvement Advance"). LESSOR shall not be required to make more than one Improvement Advance in any one calendar month, and the Improvement Advances shall be in amounts determined by LESSOR. The proceeds of the Improvement Advance shall be applied solely and exclusively towards the construction of the Work in accordance with the Plans. The Improvement Advances are intended to be disbursed in accordance with the budget and construction schedule to be approved hereafter by the parties and to be attached hereto and made a part hereof as Exhibit B-2. To request an Improvement Advance, LESSEE shall submit to LESSOR, on a form reasonably required by LESSOR, the amount requested (the "Request for Advance"), together with a certificate from the Architect certifying the percentage of the Work completed and certificates of payment covering all Work which has been made as of the date of the payment of the Improvement Advance advanced for the previous month and such other information reasonably required by LESSOR. All such certificates shall be in form and substance reasonably satisfactory to LESSOR, and LESSOR and LESSOR's representatives shall be permitted from time to time to inspect Space B and LESSEE's books and records with respect to the Work during normal business hours and on reasonable notice. All Requests for Advance shall be subject to LESSOR's confirmation of the satisfactory completion of the Work in accordance with the Plans to date. Each Request for Advance shall be submitted by written notice to LESSOR not less than 30 Business Days prior to the date LESSEE desires receipt of the requested Improvement Advance. LESSOR shall have no obligation to make any Improvement Advance, if any material event of default by LESSEE under this Lease has occurred and has not yet been cured.

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                                    EXHIBIT C

                      ITEMS INCLUDED IN OPERATING EXPENSES

A.   Without limitation, Operating Expenses shall include:

     1. All expenses incurred by Lessor or Lessor's agents which shall be directly related to employment of personnel for the Property, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Lessor or Lessor's agents pursuant to any collective bargaining agreement for the services of employees of Lessor or Lessor's agents in connection with the operation, repair, maintenance, cleaning, management and protection of the Property, and its mechanical systems including, without limitation, day and night supervisors, property manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above; provided that, if any such employee is also employed for other property of Lessor, such compensation shall be suitably prorated among the Property and such other properties.

     2. The cost of services, utilities, materials and supplies furnished or used in the operation, repair, maintenance, including without limitation fees, if any, imposed upon Lessor, or charged to the Property, by the state or municipality in which the Property is located on account of the need of the Property for increased or augmented public safety services.

     3. The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property, provided that, in the case of any such equipment used jointly on other properties, such costs shall be suitably prorated among the Property and such other properties.

     4. Where the Property is managed by Lessor or an affiliate of Lessor, a sum equal to the amounts customarily charged by management firms in the Boston/Brookline area for similar properties, but in no event more than five percent (5%) of gross annual income, whether or not actually paid, or where managed by other than Lessor or an affiliate thereof, the amounts charged for management shall not exceed five percent (5%), together with, in either case, reasonable amounts charged for legal and other professional fees relating to the Property, but excluding such fees and commissions paid in connection with negotiating, terminating, or renewing leases, licenses, occupancy agreements, and service agreements, (ii) services rendered in connection with the appeal or contest of any real estate taxes, (iii) services rendered in connection with insurance or condemnation claims or adjustments, (iv) services rendered in connection with any title claims or the granting of any easements, and (v) administration and operation of the Premises.

     5. Reasonable premiums for insurance against damage or loss to the Property from such hazards as shall from time to time be required by mortgagees.

     6. If, during the Term of this Lease, Lessor shall make a capital expenditure, the total cost of which is not properly includable in Operating Expenses for the Operating Year in which it was made, there shall nevertheless be included in such Operating Expenses for the Operating Year in which it was made and in Operating Expenses for each succeeding Operating Year the annual charge-off of such capital expenditure; and the useful life shall be determined reasonably by

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     Lessor in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure. The amount billed to LESSEE on account of capital expenditures in any Operating Year shall not exceed $1,250.

     7. Costs for electricity, water and sewer use charges, and other utilities supplied to the Property and not paid for directly by lessees.

     8. Betterment assessments provided the same are apportioned equally over the longest period permitted by law, and any other governmental charges or taxes not included in Taxes, including linkage payments, if any.

     9. Amounts paid to independent contractors for services, materials, and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Property.

B.   Operating Expenses shall not include the following:

     1. Repairs or other work occasioned by fire, windstorm or other casualty of an insurable nature or by the exercise of eminent domain.

     2. Costs of leasing, including, without limitation, leasing commissions, attorneys' fees, costs and disbursements, buy-outs, contributions, and other expenses incurred in connection with negotiations with lessees, occupants, or prospective lessees or occupants.

     3. LESSOR'S cost of electricity and other services that are sold to lessees and for which LESSOR is entitled to be reimbursed by lessees as an additional charge or rental over and above the basic rent payable under the lease with such lessees.

     4.   Depreciation.

     5. Expenses in connection with services or other benefits of a type which are not provided LESSEE but which are provided to another lessee or occupant.

     6. Costs incurred due to violation by LESSOR or any lessee of the terms and conditions of any lease.

     7. Any costs, fines or penalties incurred due to violations by LESSOR of any governmental law, rule or authority.

     8. Costs associated with compliance with general building codes or laws in effect prior to the execution of this Lease relating to the Building.

     9. Costs which are reimbursed to LESSOR by insurance proceeds or any other third party.

     10.  Costs covered by warranties or guaranties.

     11.  Advertising, marketing and promotional expenses.

     12.  All legal fees and disbursements.

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     13.  All financing costs, including points, commissions and legal fees and disbursements, and all amortization and interest payments.

     14.  Rent under any ground, master or other superior lease.

     15.  Contributions to reserves.

     16. If any service is provided by an affiliate or subsidiary of LESSOR or the managing agent, the cost of such service shall not exceed the reasonable and customary cost charged by an independent third party performing the same services.

     17. If any work is performed by a third party pursuant to a service contract with LESSOR, and if the cost of such work, if performed by LESSOR, would be excluded from Operating Expenses, then the cost of such work by the third party shall also be excluded.

     18. Costs of renovating or otherwise improving or decorating space for any lessee or other occupant of the Building, including LESSEE;

     19. Any liabilities, costs or expenses associated with or incurred in connection with the removal, enclosure, encapsulation or other handling of hazardous substances, and the cost of defending against such claims in regard to the existence or release of hazardous substances at the Building or the Property;

     20. Increased insurance premiums or increased real estate taxes that are attributable specifically to any lessee of the Building for which LESSOR is entitled to reimbursement from such lessee;

     21. Cost of any HVAC, janitorial or other services provided to lessees on an extra cost basis after regular business hours;

     22. Any cost of painting or decorating any leased or leaseable parts of the Building or Property other than Common Areas;

     23. Costs of relamping all light fixtures in leased or leaseable parts of the Building including, without limitation, labor materials for light tubes, bulbs, starters, ballasts and their equivalents;

     24. Lease payments for any rental equipment that would constitute a capital expenditure if the equipment were purchased shall be treated as a capital expenditure;

     25. All other items for which another party compensates or pays LESSOR so that LESSOR shall not recover any item of cost more than once;

     26. Cost of LESSOR'S compliance with the Americans With Disabilities Act, 42 U.S.C. Section 12101 et seq. and any and all regulations promulgated in connection therewith required to cure a violation existing on the Commencement Date;

     27. Costs of mitigation or impact fees or subsidies (however characterized), imposed or incurred prior to the date of the Lease or imposed or incurred solely as a result of another lessee's or lessees' use of the Property or their respective premises.

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     28.  Wages, bonuses and other compensation of employees above the grade of senior building manager and fringe benefits other than insurance plans and tax qualified benefit plans;

     29. Except as otherwise permitted pursuant to Item A.6 of this Exhibit, the cost of installing any specialty service facility such as a cafeteria, fitness facility or child or daycare facility;

     30. Costs related to the acquisition of sculptures, paintings and other works of art;

     31.  Charitable or political contributions; and

     32. LESSOR'S general overhead and any other expenses not directly attributable to the operation and management of the Building and Property (e.g. the activities of LESSOR'S officers and executives or professional development expenditures), except to the extent included in the management fee permitted hereby.

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                                    EXHIBIT D

                            Plans and Specifications

                       [Intentionally Deleted in Original]

                                    EXHIBIT E

                              Rules and Regulations

1. LESSOR may from time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using or entering the Building, or any equipment, furnishings, or contents of the Building, and LESSEE will comply with LESSOR'S requirements relative to such systems and procedures.

2. The sidewalks, halls, passages, exits, entrances, elevators, and stairways of the Building will not be obstructed by any tenant or used for any purpose other than for ingress to and egress from the Building. The halls, passages, exits, entrances, elevators, escalators, and stairways are not for the general public, and LESSOR will in all cases retain the right to control and prevent access to such halls, passages, exits, entrances, elevators, and stairways of all persons whose presence in the judgment of LESSOR would be prejudicial to the safety, character, reputation, and interests of the Building and its tenants, provided that nothing contained in these rules and regulations will be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No lessee and no employee or invitee of any tenant will go upon the roof of the Building. No tenant will be permitted to place or install any object (including without limitation radio and television antennas, loudspeakers, sound amplifiers, microwave dishes, solar devices, or similar devices) on the exterior of the Building or on the roof of the Building.

3. No sign, placard, picture, name advertisement, or written notice visible from the exterior of LESSEE'S Premises will be inscribed, painted, affixed, or otherwise displayed by LESSEE on any part of the Building or the Premises without the prior written consent of LESSOR. LESSOR will adopt and furnish to LESSEE general guidelines relating to signs inside the Building on the office floors. LESSEE agrees to conform to such guidelines. All approved signs or lettering on doors will be printed, painted, affixed, or inscribed at the expense of the LESSEE by a person approved by LESSOR. Other than window treatments expressly permitted by LESSOR and building standard window treatments, material visible from outside the Building will not be permitted. In the event of the violation of this rule by LESSEE, LESSOR may remove the violating items without any liability, and may charge the expenses incurred by such removal to the tenants or tenants violating this rules.

4. No cooking will be done or permitted by any LESSEE on the Premises, except in areas of the Premises which are specially constructed for cooking and except that use by LESSEE of microwave ovens and Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate, and similar beverages will be permitted, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

5. No LESSEE will employ any person or persons other than the cleaning service of LESSOR for the purpose of cleaning the Premises, unless otherwise agreed to by LESSOR in writing. Except with the written consent of LESSOR, no person or persons other than those approved by LESSOR will be permitted to enter the Building for the purpose of cleaning it. No LESSEE will cause any unnecessary labor by reason of such LESSEE'S carelessness or indifference in the preservation of good order and cleanliness. Should LESSEE'S actions result in any increased expenses for any required cleaning, LESSOR reserves the right to assess LESSEE for such expenses.

6. The toilet rooms, toilets, urinals, wash bowls and other plumbing fixtures will not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other foreign substances will be thrown in such plumbing fixtures. All damages resulting from any misuse of

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the fixtures will be borne by the tenant who, or whose servants, employees, agents, visitors, or licensees, caused the same.

7. No LESSEE, or LESSEE'S invitees or licensees, will in any way deface any part of the Premises or the Building of which they form a part. In those portions of the Premises where carpet has been provided directly or indirectly by LESSOR, LESSEE will at its own expense install and maintain pads to protect the carpet under all furniture having casters other than carpet casters.

8. No LESSEE will alter, change, replace, or rekey any lock or install a new lock or a knocker on any door of the Premises. LESSOR, its agents, or employees will retain a pass (master) key to all door locks on the Premises. Any new door locks required by LESSEE or any change in keying of existing locks will be installed or changed by LESSOR following tenant's written request to LESSOR and will be at LESSEE'S expense. all new locks and rekeyed locks will remain operable by LESSOR'S pass (master) key. LESSOR will furnish each tenant, free of charge, with two (2) keys to each suite entry door lock on the Premises. LESSOR will have the right to collect a reasonable charge for additional keys and cards requested by any tenant. Each tenant, upon termination of its tenancy, will deliver to LESSOR all keys and access cards for the Premises and Building that have been furnished to such tenant.

9. The elevator designated for freight by LESSOR will be available for use by all tenants in the Building during the hours and pursuant to such procedures as LESSOR may determine from time to time. The persons employed to move LESSEE'S equipment, material, furniture, or other property in or out of the Building must be acceptable to LESSOR. The moving company must be a locally recognized professional mover, whose primary business is performing of relocation services, and must be bonded and fully insured. A certificate or other verification of such insurance must be received and approved by LESSOR prior to the start of any moving operations. Insurance must be sufficient, in LESSOR'S sole opinion, to cover all personal liability, theft or damage to the Project, including but not limited to floor coverings, doors, walls, elevators, stairs, foliage, and landscaping. Special care must be taken to prevent damage to foliage and landscaping during adverse weather. All moving operations will be conducted at such times and in such a manner as LESSOR will direct, and all moving will take place during non-Business Hours unless LESSOR agrees in writing otherwise. LESSEE will be responsible for the provision of building security during all moving operations, and will be liable for all losses and damages sustained by any party as a result of the failure to supply adequate security. LESSOR will have the right to prescribe the weight, size, and position of all equipment, materials, furniture, or other property brought into the Building. Heavy objects will, if considered necessary by LESSOR, stand on wood strips of such thickness as is necessary to properly distribute the weight. LESSOR will not be responsible for loss of or damage to any such property from any cause, and all damage done to the building by moving or maintaining such property will be repaired at the expense of LESSEE. LESSOR reserves the right to inspect all such property to be brought into the building and to exclude from the Building all such property which violates any of these rules and regulations or the Lease of which these rules and regulations are a part. Supplies, goods, materials, packages, furniture, and all other items of every kind delivered to or taken from the Premises will be delivered or removed through the entrance and route designated by LESSOR, and LESSOR will not be responsible for the loss or damage of any such property. Notwithstanding anything contained herein to the contrary, the terms and conditions applicable to LESSEE'S early access to Space B to perform the Work as set forth in Section 2(ii) of EXHIBIT B shall also apply to the activities of LESSEE's movers, suppliers and other similar vendors as described in this Section, and such movers, suppliers and other similar vendors shall be considered "contractors" as such term is used Section 2(ii) of EXHIBIT B.

10. No lessee will use or keep in the Premises or the building any kerosene, gasoline, or inflammable or combustible or explosive fluid or material or chemical substance other than limited quantities of such materials or substances reasonably necessary for the operation or maintenance of office equipment or limited quantities of cleaning fluids and solvents required in lessee's normal operations in the Premises, which shall be stored in accordance with applicable law. Without LESSOR'S prior written approval, no lessee will use any method of heating or air conditioning other than that supplied by LESSOR. No lessee will use or keep or permit to be used or kept any foul or noxious gas or substance in the Premises.

11. Lessees shall not , prior to or during the Term, either directly or indirectly, employ or permit the employment of any contractor, mover, mechanic or laborer, or permit any materials in the Premises, if the use of such contractor, mover, mechanic or laborer or such materials would, in LESSOR'S opinion, create any difficulty, strike or jurisdictional dispute with other contractors, movers, mechanics or laborers engaged by LESSOR, lessee, or others, or would in any way disturb the construction, maintenance, cleaning, repair, management, security or operation of the Building, Project or any part thereof. Any lessee, upon demand by LESSOR, shall cause all contractors, movers, mechanics, laborers or materials causing such interference, difficulty or conflict to leave or be removed from the Project immediately.

12. LESSOR will have the right to prohibit any advertising by LESSEE mentioning the Building, that in LESSOR'S reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from LESSOR, LESSEE will refrain from or discontinue such advertising.

13. LESSEE will not bring any animals (except "Seeing Eye" dogs) or birds into the building, and will not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by LESSOR for such purposes.

14. All persons entering or leaving the building between the hours of 6 p.m. and 8 a.m. Monday through Friday, and at all hours on Saturdays, Sundays, and holidays will comply with such off-hour regulations as LESSOR may establish and modify from time to time. LESSOR reserves the right to limit reasonably or restrict access to the Building during such time periods.

15. Each lessee will store all its trash and garbage within its Premises. No material will be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal will be made only through entryways and elevators provided for such purposes and at such times as LESSOR designates. Removal of any furniture or furnishings, large equipment, packing crates, packing materials, and boxes will be the responsibility of each lessee and such items may not be disposed of in the Buildings trash receptacles nor will they be removed by the Building's janitorial service, except at LESSOR'S sole option and at the lessee's expense. No furniture, appliances, equipment, or flammable products of any type may be disposed of in the Building trash receptacles.

16. Canvassing, peddling, soliciting, and distributing handbills or any other written materials in the Building are prohibited, and each lessee will cooperate to prevent the same.

17. The requirements of the lessee's will be attended to only upon application by written, personal, or telephone notice at the office of the Building. Employees of LESSOR or LESSOR'S agent will not perform any work or do anything outside of their regular duties unless under special instructions from LESSOR.

18. A directory of the Building will be provided for the display of the name and location of tenants only. all entries on the Building directory display will conform to standards and style set by LESSOR in its sole discretion. Space on any exterior signage will be provided in LESSOR'S sole discretion. No lessee will have any right to the use of any exterior sign.

19. LESSEE will see that the doors of the Premises are closed and locked and that all water faucets, water apparatus, and utilities are shut off before LESSEE or LESSEE'S employees leave the Premises, so as to prevent waste or damage, and for any failure to comply or carelessness in this regard LESSEE will make good all injuries sustained by other tenants or occupants of the Building or LESSOR. On multiple-tenancy floors, all lessees will keep the doors to the Building corridors closed at all times except for ingress or egress.

20. LESSEE will not conduct itself in any manner that is inconsistent with the character of the building as a first quality building or that will impair the comfort and convenience of other tenants in the Building.

21. No act or thing done or omitted to be done by LESSOR or LESSOR'S agent during the term of the Lease in connection with the enforcement of these rules and regulations will constitute an eviction by LESSOR of any lessee nor will it be deemed an acceptance of surrender of the Premises by any lessee, and no agreement to accept such termination or surrender will be valid unless in a writing signed by LESSOR. The delivery of keys to any employee or agent of LESSOR will not operate as a termination of the Lease or a surrender of the Premises unless such delivery of keys is done in connection with a written instrument executed by LESSOR approving the termination or surrender.

22. In these rules and regulations, the term "lessee" includes the employees, agents, invitees, and licensees of LESSEE and others permitted by LESSEE to use or occupy the Premises.

23. LESSOR may waive any one or more of these rules and regulations for the benefit of any particular lessee or lessees, but no such waiver by LESSOR will be construed as a waiver of such rules and regulations in favor of any other lessee or lessees, nor prevent LESSOR from enforcing any such rules and regulations against any or all of the lessees of the Building after such waiver.

24. These rules and regulations are in addition to, and will not be construed to modify or amend, in whole or in part, the terms, covenants, agreements, and conditions of the Lease.

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                                    EXHIBIT F

                             Cleaning Specifications

Provide services five nights a week, Monday through Friday between the hours of 5 p.m. & 10 p.m.

MAIN LOBBY(S):

DAILY:

Sweep and wash flooring. Lobby floor to be maintained in accordance with Capital Properties, Inc. specifications.

All elevator doors to be wiped down and polished every night.

Lobby wall to be dusted within hand reach.

All glass including doors, both sides, windows within reach of cleaner and floor directories to be cleaned and polished.

Smudges and fingerprints to be wiped from walls, switchplates, doors, counters, elevator call buttons and elsewhere as needed.

All planters to be polished and arranged properly on floor.

All brass surfaces to be wiped down.

Wash all rubber mats.

MONTHLY:

All resilient tile floors in public areas to be treated equivalent to spray buffing. (Medford)

QUARTERLY:

Dusting of high-hats and diffusers

Maintenance of lobby floors in accordance of Capital Properties specifications.

ELEVATORS:

DAILY:
All wall surfaces to be cleaned and polished every night.

All door tracts to be vacuumed and polished.

WEEKLY:

Stainless steel ceiling panels to be cleaned and polished.

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GENERAL AND PRIVATE OFFICES, RECEPTION AREA. CONFERENCE ROOMS, HALLWAYS,
STAIRWELLS. ETC.:

NIGHTLY:

Empty all wastebaskets, replace liners. Liners to be supplied by Capital Properties

Dust all desks, chairs, tables, office furniture and equipment, window sills, ledges, horizontal surfaces, etc.

Wash and sanitize sides and tops of all water coolers.

Hand dust all grill work within normal reach.

Remove all finger marks from private entrance doors, light switches and doorways.

Spot clean walls around light switches, door jambs, etc.

Wipe clean all brass and other bright work.

Spot clean all glass partitions. (both sides)

Remove and dust under all desk equipment and telephone and replace same.

Thoroughly vacuum all carpeting.

Dry mop V.C.T. flooring. Damp mop spillage on V.C.T. flooring.

WEEKLY:

Damp mop and spray buff V.C.T. flooring.

Dust coat racks, and the like.

Wash both sides of all glass partitions.

Remove and dust under all desk equipment and telephone and replace same.

QUARTERLY:

Render high dusting not reached in daily cleaning to include.

SEMI-ANNUALLY:

Dust diffusers, ceiling corners and high dusting above 72"

ANNUALLY:

Machine strip and refinish V.C.T. flooring.

B.   RESTROOMS:

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NIGHTLY:

Clean all bowl faces.

Clean and sanitize all toilets and urinals.

Clean all bright work.

Clean mirrors.

Wash both sides of all toilet seats.

Empty waste receptacles, clean outside and replace plastic liners. Liners furnished by Capital Properties, Inc.

Empty sanitary napkin disposal units.

Replace expendable items (hand towels, toilet tissue, hand soap). Products furnished by Capital Properties, Inc.

Spot clean partitions, walls and entry doors.

Sweep and wash (with a disinfectant cleaner) bathroom floors.

WEEKLY:

Clean showers. (If any)

MONTHLY:

Remove cobwebs from ceilings and corners.

Clean diffusers.

Dust above 72".

Wash partitions and walls.

Monthly:

Machine scrub lavatory floors.

SEMI-ANNUALLY:

Machine scrub and refinish (using a water sealer).

CAFETERIA/KITCHEN:

NIGHTLY:

Empty all waste containers, clean exteriors and replace liners. Liners supplied by Capital Properties, Inc.

Wash and sanitize table tops and counters.

Clean kitchen sink.

Damp mop and spray buff V.C.T. flooring.

MONTHLY:

Spray buff all hard surface floor area.

ANNUALLY:

Machine strip and refinish all V.C.T. flooring.

GENERAL:

NIGHTLY:

Remove all trash to designated area in accordance with any recycling programs that may be in effect.

Clean janitor closets at end of shift, leave all equipment neat and orderly.

Maintain daily log.

                                    EXHIBIT G

          Copy of Emergency Generator Preventative Maintenance Contract

                                    EXHIBIT H

                                  LESSOR'S WORK

DEMO & REMOVE & ABATE

Demo and remove all lights and associated wiring - COMPLETED AS OF 2/9/04 Demo and remove all telephone and data cabling - COMPLETED AS OF 2/9/04
Demo and remove all Exit signs & associated cabling and emergency batteries -
       COMPLETED AS OF 2/9/04
Demo and remove approximately 6,000 square feet of raised VCT in seven (7) locations.

Remove ceiling hangers and keep existing anchors - COMPLETED AS OF 2/9/04 Remove ceiling suspenders and keep existing anchors - COMPLETED AS OF 2/9/04

Abate two (2) wet columns within thirty (30) days following LESSEE'S identification of location, provided all required permits are received within ten (10) Business Days following LESSEE'S identification of location and provided further that LESSEE agrees to the scheduling of the work.

SAVE

Existing wood doors and hardware (includes wood veneer and grey-painted doors) -
       COMPLETED AS OF 2/9/04
Fire alarm system with cable, smoke detectors and pull stations - COMPLETED AS
       OF 2/9/04
Existing grey-laminate perimeter radiator covers - COMPLETED AS OF 2/9/04 Existing soffits at perimeter - COMPLETED AS OF 2/9/04

REPAIR, REPLACE, REROUTE, INSTALL

Fire-stop all penetrations at building core per code, including large penetrations where pipes enter the core at East/West fire stairs - COMPLETED AS OF 2/9/04
Repair or replace all mildew or torn pipe insulation - COMPLETED AS OF 2/9/04 Repair existing fan coils that are inoperative or malfunctioning - COMPLETED
       AS OF 2/9/04 (LESSEE shall be responsible for cleaning, filter changes, balancing and system check at end of construction).
Repair or replace 24 perimeter radiator enclosures, with building standard particleboard, located between column bays. The painting or laminate of the repaired or replaced enclosures are LESSEE'S responsibility. *

Reroute Chill Water Pipe that was rerouted from center of building.

Install six (6) Fan coils, which are missing in three bays. Installation includes power and piping not ducts.

* LESSOR expects to contract directly with LESSEE'S selected contractor since this work should be done towards the end of the project.